EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES APRIL CASH DISTRIBUTION

    Dallas, Texas, April 18, 2006 - Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE - CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.304247 per unit, payable on May 12, 2006, to unitholders of record on April 28, 2006. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	19,900	182,000	$56.60	$9.75

Prior Month	23,100	266,000	$57.10	$8.75

    The prior month underlying gas sales volumes were higher primarily because of a purchaser’s remittance related to prior period gas sales.

    For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free - 877/228-5084 www.crosstimberstrust.com